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                                                               EXHIBIT 1.A(3)(c)



Commissions:


                  EXPRESSED AS A PERCENT OF PREMIUM   ASSET
           YEAR   UP TO TARGET         ABOVE TARGET   TRAIL
           -----  ------------         ------------   -----
           1          15%                   3%         n/a
           2-5        12%                   3%         n/a
           6-10       12%                   3%         15bp*
           11+         3%                   3%         15bp*


     *  Paid on account value on an annualized basis